CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the reference to our firm under the captions "Experts" and "Selected Consolidated Financial Data" and to the use of our report dated March 29, 2006, on Consolidated Energy, Inc. consolidated financial statements for the period ended December 31, 2004 and 2005 included in the amended Registration Statement (Amendment No. 3 to Form SB-2 Registration Number 333-131802) and related Prospectus of Consolidated Energy, Inc. dated June 19, 2006.

/S/ Killman, Murrell & Company, P.C.
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Killman, Murrell & Company, P.C.

Odessa, Texas
June 19, 2006